THIS FOURTH AMENDING AGREEMENT is made as of July 8, 2020.

AMONG:

I-Minerals Inc., a body corporate, continued under the laws of

Canada, having its head office at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Company")

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o the Company, at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Subsidiary")

OF THE SECOND PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 — 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called "BV")

OF THE THIRD PART

WHEREAS:

A.	Pursuant to an agreement among the parties dated October 25, 2019, as amended by amending agreements dated November 25, 2019 (the “First Amending Agreement”), January 20, 2020 (the “Second Amending Agreement”), and June 4, 2020 (the "Third Amending Agreement"), with the agreement dated October 25, 2019, as amended by the First Amending Agreement, Second Amending Agreement, and Third Amending Agreement hereinafter collectively called the “Loan Agreement”, B.V. agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	As BV has agreed to provide additional funding to the Company, the parties wish to amend certain of the provisions of the Loan Agreement on the terms and conditions hereinafter set forth;

C.	The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A., as referred to in Recital A. herein;

NOW THEREFORE THIS FOURTH AMENDING AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	The parties agree that the Loan Agreement is hereby amended as follows.

(a)	The reference to “up to an additional $1,300,000 in cash to the Company in three separate tranches” in paragraph 2.01 of the Loan Agreement is replaced with “up to an additional $2,500,000 in cash to the Company in separate tranches”;

(b)	A new section 2.08(f) is hereby added to the Loan Agreement, to read as follows:

"(f)	With respect to the Ninth Advance, Tenth Advance, Eleventh Advance, and Twelfth Advance as set forth on Schedule A, the Company shall have completed its Operations and Reclamation Plan for the Bovill Kaolin Project and such plan shall have been approved by the Idaho Department of Lands."

(d)	Schedule A to the Loan Agreement is amended to read as follows:

                                                                                        SCHEDULE A

2019
			October (First Advance)	November (Second Advance	December Third Advance)
			$250,000	$250,000	$200,000
2020
February (Fourth Advance)	March (Fifth Advance)	April (Sixth Advance)	July (Seventh Advance)	August (Eighth Advance)	September (Ninth Advance)
up to $200,000	up to $200,000	up to $200,000	up to $150,000	up to $200,000	up to $200,000

October (Tenth Advance)	November (Eleventh Advance)	December (Twelfth Advance)
up to $200,000	up to $200,000	up to $250,000

2.	Except as amended by this Fourth Amending Agreement, all of the other terms and conditions of the Loan Agreement remain in full force and effect.

3.	Each of the parties agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances and may be required in order to carry out the true intent and meaning of this Fourth Amending Agreement.

4.	This Fourth Amending Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Fourth Amending Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Fourth Amending Agreement or any other writing by any party hereto will not become effective until each party hereto has executed a counterpart of this Fourth Amending Agreement or any other writing, as the case may be.

5.	Each of the parties hereto will be entitled to rely upon delivery by facsimile or by email of executed copies of this Fourth Amending Agreement and any certificates or other writings delivered in connection herewith, and such facsimile or emailed copies will be legally effective to create a valid and binding agreement among the parties in accordance with the terms and conditions of this Fourth Amending Agreement.

2.	This Fourth Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties have executed and delivered this Fourth Amending Agreement as of the day and year first above written.

Executed by I-Minerals Inc. in the presence of:
Signed “Barry Girling” Authorized Signatory
Executed by i-minerals USA Inc. in the presence of:
Signed “Barry Girling” Authorized Signatory

Executed by

BV Lending, LLC

By:       Ball Ventures, LLC, an Idaho limited           liability company, the Member

By:  BV Management Services, Inc., an Idaho

Corporation, the Manager

            Per:      Signed “ Cortney Liddiard

                        Cortney Liddiard, President